Exhibit 4.3


                       PPL ELECTRIC UTILITIES CORPORATION

                              OFFICER'S CERTIFICATE

ESTABLISHING THE FORM AND CERTAIN TERMS OF THE THE ____% SENIOR SECURED BONDS, SERIES DUE ______, 20__.

     ____________, the ___________________________________ of PPL Electric
Utilities Corporation (the "Company"), pursuant to Supplemental Indenture No. 1 (all capitalized terms used herein which are not defined herein but are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and Sections 201 and 301 of the Indenture, does hereby certify to The Chase Manhattan Bank (the "Trustee"), as Trustee under the Indenture of the Company dated as of ______ 1, 2001 (the "Indenture") that:

1. The securities of the first [____] series to be issued under the Indenture (the "Bonds") shall be initially issued in series designated "_____% Senior Secured Bonds, Series due _______, 20__" (the "Bonds"), and shall be issued in substantially the form set forth in Exhibit A hereto;

2. The Bonds shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on ______, 20__; [and the Company shall not have any right to extend the Maturity of the Bonds as contemplated in Section 301(d) of the Indenture];

3. The Bonds shall bear interest as provided in the form thereof set forth in Exhibit A hereto;

4. Each installment of interest on a Bond shall be payable as provided in the form thereof set forth as Exhibit A hereto; [the Company shall not have any right to extend any interest payment periods for the Bonds as contemplated in Section 301(e) of the Indenture];

5. Registration and registration of transfers and exchanges in respect of the Bonds may be effected at the office or agency of the Company in The City of New York. Notices and demands to or upon the Company in respect of the Bonds may be served at the office or agency of the Company in The City of New York. The Corporate Trust Office of the Trustee will initially be the agent of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer's Certificates, any such office or agency and such agent. The Trustee will be the Security Registrar and the Paying Agent for the Bonds;

6. The Regular Record Date for the interest payable on any given Interest Payment Date with respect to the Bonds shall be the 15th day prior to such Interest Payment Date;

     [The Bonds shall be redeemable, at the option of the Company, in whole at any time or in part from time to time, on any date prior to maturity (each a "Redemption Date"). The Company shall give notice of its intent to redeem Bonds at least 30 days prior to a Redemption Date. If the Company redeems all or any part of the Bonds, it will pay a redemption price for such Bonds ("Redemption Price") equal to the sum of (1) 100% of the principal amount of the Bonds being redeemed plus (2) accrued and unpaid interest thereon, if any, to the Redemption Date plus (3) any applicable "make-whole premium." The Redemption Price for a Bond shall never be less than 100% of the principal amount of the Bond plus accrued and unpaid interest thereon to the Redemption Date.


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      The amount of the make-whole premium with respect to any Bonds to be redeemed shall be equal to the excess, if any, of:

     (1) the sum of the present values, calculated as of the Redemption Date, of:

          (a) each interest payment that, but for such redemption, would have been payable on the Bonds being redeemed on each interest payment date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

          (b) the principal amount that, but for such redemption, would have been payable at the final maturity of the Bonds being redeemed; over

     (2)  the principal amount of the Bonds being redeemed.

     The present values of interest and principal payments referred to in clause
     (1) above shall be determined in accordance with generally accepted principles of financial analysis. Such present values shall be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield (as defined below) plus ___ basis points.

     The Company shall appoint an independent investment banking institution of national standing to calculate the make-whole premium; provided that _______________ will make such calculation if (1) the Company fails to make such appointment at least 30 calendar days prior to the Redemption Date, or
     (2) the institution so appointed is unwilling or unable to make such calculation. If _______________ is to make such calculation but is unwilling or unable to do so, then the Trustee shall appoint an independent investment banking institution of national standing to make such calculation. In any case, the institution making such calculation is referred to herein as an "Independent Investment Banker."

     For purposes of determining the make-whole premium, "Treasury Yield" shall mean a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Bonds, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Independent Investment Banker shall determine the Treasury Yield as of the third business day immediately preceding the applicable Redemption Date.

     The Independent Investment Banker shall determine the weekly average yields of United States Treasury Notes by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield shall be equal to such weekly average yield. In all other cases, the Independent Investment Banker shall calculate the Treasury Yield by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). The Independent Investment Banker shall round any weekly average yields so calculated to the nearest 1/100th of 1%, and shall round upward for any figure of 1/200th of 1% or above. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the


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


     Independent Investment Banker shall select comparable rates and calculate the Treasury Yield by reference to those rates;] [Insert other Redemption Provisions, if any]

7. No service charge shall be made for the registration of transfer or exchange of the Bonds; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

8. [The Eligible Obligations with respect to the Bonds shall be Government Obligations.]

9. The Bonds will be initially issued in global form registered in the name of Cede & Co. (as nominee for The Depository Trust Company, New York, New
     York). The Bonds in global form shall bear the depository legend in substantially the form set forth in Exhibit A hereto. The Bonds in global form will contain restrictions on transfer, substantially as described in the form set forth in Exhibit A hereto;

10. The Trustee, the Security Registrar and the Company will have no responsibility under the Indenture for transfers of beneficial interests in the Bonds, for any depository records of beneficial interests or for any transactions between the depository and beneficial owners;

11. The Bonds shall have such other terms and provisions as are provided in the form set forth in Exhibit A hereto;

12. The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Bonds and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

13. The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture and Supplemental Indenture No. 1, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

14. In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion whether or not such covenants and conditions have been complied with; and

15. In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the Bonds requested in the accompanying Company Order No. __ have been complied with.


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


     IN WITNESS WHEREOF, I have executed this Officer's Certificate this ____ day of ______, 2001 in New York, New York.



                                             ----------------------------------


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


                                                                       EXHIBIT A

                                 [FORM OF BOND]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO PPL ELECTRIC UTILITIES CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO._______________                                         CUSIP NO.__________


                       PPL ELECTRIC UTILITIES CORPORATION

               _____% [SENIOR SECURED] BONDS, SERIES DUE _________

     PPL ELECTRIC UTILITIES CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein referred to as the "Company", which term includes any successor Person under the Indenture), for value received, hereby promises to pay to or registered assigns, the principal sum of ____________________ Dollars on ____________ and to pay interest on said principal sum semi-annually on ______ and ______ of each year commencing ______ (each an "Interest Payment Date") at the rate of ______% per annum until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from and including __________, to and excluding the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for. No interest will accrue on the Securities with respect to the day on which the Securities mature. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th day preceding such Interest Payment Date (the "Regular Record Date"). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to herein.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the person entitled thereto, as such address shall appear on the Security Register and provided, further, that if such person is a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such person.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of _____ 1, 2001 (herein, together with any amendments thereto, called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and ____________, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including [the Officer's Certificate filed with the Trustee on _________, 2001 establishing certain terms of the series designated above,] for a statement of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder thereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

          [This Security shall be redeemable either at the option of the Company or pursuant to the requirements of the Indenture in whole at any time, or in part from time to time, prior to maturity, upon notice (which may be made subject to receipt of the redemption moneys by the Trustee before the date fixed for redemption) mailed at least thirty (30) days prior to the date fixed for redemption (the "Redemption Date"), at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the Redemption Date plus any applicable make-whole premium (the "Redemption Price"). In no event will the Redemption Price be less than 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest, if any, to the Redemption Date.

          The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by the Company or the Trustee, all as described in the Officer's Certificate dated __________, 2001, establishing certain terms of the Securities of this Series.

          The independent investment banking institution shall deliver to the Trustee before any Redemption Date for the Securities of this series its calculation of the Redemption Price applicable to such redemption. The Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon the independent investment banking institution's calculation of any Redemption Price of the Securities of this series.]

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.


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


          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Security shall be governed by and construed in accordance with the laws of the State of New York.


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          As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, member, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in New York, New York.

                                    PPL ELECTRIC UTILITIES CORPORATION


                                    By:____________________________________




                     [FORM OF CERTIFICATE OF AUTHENTICATION]

                          CERTIFICATE OF AUTHENTICATION

Dated:

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    THE CHASE MANHATTAN BANK, N.A., as Trustee


                                    By:____________________________________
                                                Authorized Signatory


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